Exhibit 10.134
NM Loan No. 338136
NY Life Loan No. 374-0185

GUARANTEE OF RECOURSE OBLIGATIONS
(Single Guarantor)

In consideration of the benefits which the undersigned (herein called “Guarantor”) will receive as a result of The Northwestern Mutual Life Insurance Company (“Northwestern”) and New York Life Insurance Company (“NY Life”) (Northwestern and NY Life being hereinafter together collectively referred to as “Lender”) making the above-numbered loans to M-C Plaza V L.L.C., a New Jersey limited liability company, Cal-Harbor V Urban Renewal Associates L.P., a New Jersey limited partnership and Cal-Harbor V Leasing Associates L.L.C., a New Jersey limited liability company (collectively, the “Borrower”) evidenced by the promissory notes (the “Notes”) of even date herewith in the aggregate original principal amount of $240,000,000 and secured by a Mortgage and Security Agreement and Financing Statement (the “Lien Instrument”) covering property in Jersey City, Hudson County, State of New Jersey (the “Property”), and as an inducement required by Lender to fund said loans, Guarantor has agreed to guarantee:

(A)	The Recourse Obligations (as such term is defined in paragraph 9 hereof); and,

(B)
Following the occurrence of a Triggering Event (as such term is defined in paragraph 9 hereof), the payment of the Note and all amounts at any time owed to Lender under the other Loan Documents (as hereinafter defined) and the performance of all terms, covenants and conditions in the Loan Documents.

1. Therefore, for value received, Guarantor hereby, unconditionally and irrevocably, guarantees to Lender and its successors and assigns the full, prompt and faithful payment of all of the Recourse Obligations, (i) notwithstanding any invalidity of, or defect or deficiency in any Loan Documents, (ii) notwithstanding the fact that Borrower may have no personal liability for all or a portion of the Indebtedness and Lender’s recourse against Borrower and Borrower’s assets may be limited, and (iii) notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of Guarantor.  Guarantor shall, within five business days from the date notice is given to Guarantor that any of the Recourse Obligations is due and owing, pay such Recourse Obligation.

“Loan Documents” means the Notes, the Lien Instrument, that certain Loan Application dated as of August 5, 2008 from Borrower to Lender and that certain acceptance letter issued by Lender dated September 24, 2008 (together, the “Commitment”), that certain Absolute Assignment of Leases and Rents of even date herewith between Borrower and Lender (the “Absolute Assignment”), that certain Certification of Borrowers of even date herewith, that certain Limited Liability Company Supplement and that certain Limited Partnership Supplement each dated contemporaneously herewith, any other supplements and authorizations required by Lender and all other instruments and documents (as the same may be amended from time to time) executed by Borrower and delivered to Lender in connection with, or as security for, the indebtedness evidenced by the Notes, except any separate environmental indemnity agreement.

2. In addition, for value received, Guarantor hereby, unconditionally and irrevocably, guarantees to Lender and its successors and assigns the full, prompt and faithful payment of the full amount of the principal, interest and any other sums due or to become due under the Loan Documents (the “Indebtedness”) upon and following the occurrence of a Triggering Event, it being the intention hereof that, following the occurrence of a Triggering Event, Guarantor shall remain liable until the Indebtedness shall be fully paid, (i) notwithstanding any invalidity of, or defect or deficiency in, any Loan Document, (ii) notwithstanding the fact that Borrower may have no personal liability for all or a portion of the Indebtedness and Lender’s recourse against Borrower and Borrower’s assets may be limited, and (iii) notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of Guarantor.

Following the occurrence of a Triggering Event, Guarantor shall, within five business days from the date a notice is given to Guarantor that an Event of Default (as defined in the Lien Instrument) has occurred and is continuing, cure such Event of Default.  If any Event of Default shall not be cured by Guarantor within said five business day period, Lender may, at its option, accelerate the Indebtedness (if operation of a stay under the federal bankruptcy code or under any other state or federal bankruptcy, insolvency or similar proceeding, prohibits or delays acceleration of the Indebtedness as to Borrower, Guarantor agrees that Guarantor’s obligations hereunder shall not be postponed or reduced) and, within five business days from the date a written demand from Lender is given to Guarantor, Guarantor shall pay all of the Indebtedness, whether or not acceleration of the Indebtedness has occurred as to Borrower.

3. Any obligations not paid when due hereunder shall bear interest from the date due until paid at the Default Rate (as defined in the Notes).  Guarantor hereby waives absolutely and irrevocably, until the Indebtedness shall have been paid in full, any right of subrogation whatsoever to Lender’s claims against Borrower and any right of indemnity, reimbursement or contribution from Borrower with respect to any payment made or performance undertaken by Guarantor pursuant hereto.  If Borrower shall become a debtor under the federal bankruptcy code or the subject of any other state or federal bankruptcy, insolvency or similar proceeding, neither the operation of a stay nor the discharge of the Indebtedness thereunder shall affect the liability of Guarantor hereunder.

4. Without limiting or lessening the liability of Guarantor under this Guarantee, Lender may, without notice to Guarantor:

(A)	Grant extensions of time or any other indulgences on the Indebtedness;

(B)	Take, give up, modify, vary, exchange, renew or abstain from perfecting or taking advantage of any security for the Indebtedness; and

(C)	Accept or make compositions or other arrangements with Borrower, realize on any security, and otherwise deal with Borrower, other parties and any security as Lender may deem expedient.

5. This Guarantee shall be a continuing guarantee, shall not be revoked by death, shall inure to the benefit of, and be enforceable by, any subsequent holder of the Notes and the Lien Instrument and shall be binding upon, and enforceable against, Guarantor and Guarantor’s heirs, legal representatives, successors and assigns.

6. All additional demands, presentments, notices of protest and dishonor, and notices of every kind and nature, including those of any action or no action on the part of Borrower, Lender or Guarantor, are expressly waived by Guarantor.  This is a guarantee of payment and not of collection.  Guarantor hereby waives the right to require Lender to proceed against Borrower or any other party, or to proceed against or apply any security it may hold, waives the right to require Lender to pursue any other remedy for the benefit of Guarantor and agrees that Lender may proceed against Guarantor without taking any action against any other party and without proceeding against or applying any security it may hold.  Lender may, at their election, foreclose upon any security held by them in one or more judicial or non-judicial sales, whether or not every aspect of such sale is commercially reasonable, without affecting or impairing the liability of Guarantor, except to the extent the Indebtedness shall have been paid.  Guarantor waives any defense arising out of such an election, notwithstanding that such election may operate to impair or extinguish any right or any remedy of Guarantor against Borrower or any other security.

7. Guarantor agrees to pay reasonable attorneys’ fees and all other costs and expenses which may be incurred in the enforcement of this Guarantee if Lender is successful in such enforcement action.

8. Any notices, demands, requests and consents permitted or required hereunder or under any other Loan Document shall be in writing, may be delivered personally or sent by certified mail, return receipt requested, with postage prepaid, or by reputable overnight courier service.  Any notice or demand sent to Guarantor by certified mail or reputable overnight courier service shall be addressed to Guarantor at the address(es) set forth under Guarantor’s signature below or such other address(es) in the United States of America as Guarantor shall designate in a notice to Lender given in the manner described herein.  Any notice sent to Northwestern by certified mail or reputable overnight courier service shall be addressed to The Northwestern Mutual Life Insurance Company to the attention of the Real Estate Investment Department at 720 East Wisconsin Avenue, Milwaukee, WI 53202 or at such other addresses as Northwestern shall designate in a notice given in the manner described herein.  Any notice sent to NY Life by certified mail or reputable overnight courier service shall be addressed to New York Life Insurance Company c/o New York Life Investment Management LLC to the attention of Real Estate Group, Director Loan Administration Division at 51 Madison Avenue, New York, NY 10010 or at such other addresses as NY Life shall designate in a notice given in the manner described herein.  Any notice given to Lender shall refer to the respective Loan No(s). set forth above.  Any notice or demand hereunder shall be deemed given when received.  Any notice or demand which is rejected, the acceptance of delivery of which is refused or which is incapable of being delivered on a normal business day during normal business hours at the address(es) specified herein or such other address designated pursuant hereto shall be deemed received as of the date of attempted delivery.

9. The following terms shall be defined as set forth below:

“Recourse Obligations” means the following:

(a) rents and other income from the Property received by Borrower or those acting on behalf of Borrower during the one-year period preceding an Event of Default under the Loan Documents remaining uncured prior to the Conveyance Date (as hereinafter defined), which rents and other income have not been applied to the payment of principal and interest on the Notes or to reasonable operating expenses of the Property;

(b) amounts necessary to repair any damage to the Property caused by the intentional acts or omissions of Borrower or those acting on behalf of Borrower; provided, however, that Borrower shall not be liable for damage caused by omissions, if the Property generates insufficient cash flow to enable Borrower to take the action necessary to prevent the damage;

(c) insurance loss proceeds and Condemnation Proceeds (as defined in the Lien Instrument) released to Borrower but not applied in accordance with any agreement between Borrower and Lender as to their application;

(d) the amount of insurance loss proceeds which would have been available with respect to a casualty on the Property, but were not available due to (i) a default by Borrower in carrying all insurance required by Lender pursuant to the Loan Documents, or (ii) insurance coverage for acts of terrorism not being available after the date hereof;

(e) damages suffered by Lender as a result of fraud or misrepresentation in connection with the Indebtedness by Borrower or any other person or entity acting on behalf of Borrower;

(f) (i) any payments in lieu of real estate taxes due and owing with respect to the Property on the Conveyance Date, (ii) indemnification from and against any actual damages sustained by Lender after an Event of Default as a result of the Borrower’s termination of that certain Financial Agreement dated June 2, 1999 by and between Cal-Harbor V Urban Renewal Associates L.P. and the City of Jersey City, as amended by that certain Amendment to Financial Agreement effective as of December 1, 2000 (together, the “Financial Agreement”), which may include pre-Event of Default real estate taxes in excess of the Annual Service Charge (as such term is defined in the Financial Agreement), and (iii) indemnification from and against any actual damages sustained by Lender after an Event of Default as a result of an increase in the Annual Service Charge resulting from current negotiations between the Borrower and the City of Jersey City regarding the proper allocation of certain project costs, the total project costs and the amount of the Annual Service Charge (which may include pre-Event of Default increases in the Annual Service Charge);

(g) amounts in excess of any rents or other revenues collected by Lender from operation of the Property from and after acceleration of the Indebtedness until the Conveyance Date, which amounts are necessary to (i) pay real estate taxes, special assessments and insurance premiums then due and payable with respect to the Property (to the extent not previously deposited with Lender by Borrower pursuant to the provisions of the Lien Instrument in the section entitled “Deposits by Mortgagor”), and (ii) fulfill Borrower’s obligations as lessor under any leases of the Property and required to be performed at such time, in each case, either paid by Lender and not reimbursed prior to, or remaining due or delinquent on the Conveyance Date;

(h) all security deposits under leases of the Property or any portion of the Property collected by Borrower, any agent of Borrower or any predecessor of Borrower, and not refunded to the tenants thereunder in accordance with their respective leases, applied in accordance with such leases or law or delivered to Lender, and all rents collected more than thirty (30) days in advance by Borrower, any agent of Borrower or any predecessor of Borrower and not applied in accordance with the leases of the Property or delivered to Lender, or applied to the operating expenses of the Property;

(i) all outstanding amounts due under the Indebtedness, including principal, interest and other charges if there shall be a breach by Borrower beyond any applicable notice and/or cure period of any of its covenants set forth in the Lien Instrument in the sections entitled: (i) “Prohibition on Transfer/One-Time Transfer”; or (ii) “Other Liens”, such that the breach becomes an Event of Default; and

(j) reasonable attorneys’ fees and expenses incurred to the extent suit is brought to collect any of the amounts described in subparagraphs (a) though (i) above and Lender prevails in such suit.

“Conveyance Date” means the earliest to occur of: (i) the later of (a) the date on which title vests in the purchaser at the foreclosure sale of the Property pursuant to the Lien Instrument, or (b) the date on which Borrower’s statutory right of redemption shall expire or be waived; (ii) a Valid Tender Date; or (iii) the date of the conveyance of the Property to Lender or its designee(s) by Borrower in lieu of foreclosure.

“Valid Tender Date” means the date on which a Tender is made which, with the passage of time, becomes a Valid Tender.

“Tender” means the tender by Borrower of (i) true, complete and accurate copies of all leases of the Property with an instrument assigning them to Lender or Lender’s designee, and (ii) a special warranty deed conveying good and marketable title to the Property to Lender or Lender’s designee, subject to no liens or encumbrances subordinate to the lien securing the Indebtedness not previously approved in writing by Lender or permitted without Lender’s consent pursuant to the Loan Documents.  If title to the Property is in the same condition as approved by Lender on the Loan Closing Date, as evidenced by Lender’s title insurance policy, subject only to subsequent liens and encumbrances previously approved by Lender or permitted without Lender’s consent pursuant to the Loan Documents, then title shall be deemed to be good and marketable.

“Valid Tender” means (i) a Tender, and (ii) the passage of the Review Period, during which period, Borrower shall not create any consensual liens on the Property and Borrower shall not be or become a debtor in any bankruptcy proceeding or the subject of any other insolvency proceeding (other than a bankruptcy or other insolvency proceeding commenced by Lender or any of their Affiliates) unless the Tender is approved by the Bankruptcy Court or other court having jurisdiction over such insolvency proceeding, at which time it shall become a Valid Tender.

“Review Period” means the period of time from the date of the Tender until the earlier of (i) sixty (60) days thereafter, or (ii) the date of acceptance of the Tender by Lender or Lender’s designee.

Lender or Lender’s designee shall have the Review Period to accept or reject a Tender to enable Lender or Lender’s designee to review title to, and obtain an environmental assessment of, the Property, and, at Lender or Lender’s designee’s option, the deed and lease assignment shall be deposited into an escrow during the Review Period.

If Lender or Lender’s designee shall not accept such Tender within the Review Period, the Tender shall be deemed to be rejected, but a Valid Tender shall remain a Valid Tender despite such rejection.

“Triggering Event” means any of the following:

(A)
Any claim is asserted alleging a fraudulent conveyance or transfer under applicable state or federal law in connection with the fact that any of the entities constituting the Borrower received inadequate consideration for performing its obligations under the Loan Documents;

(B)	The filing by Borrower of a voluntary petition for relief under the federal bankruptcy code;

(C)	The filing of an involuntary petition against Borrower under the federal bankruptcy code which shall remain undismissed for a period of one hundred and twenty (120) days; or

(D)
Borrower shall become the subject of any liquidation, receivership or other similar proceedings and, if such proceeding is involuntary, shall remain undismissed for a period of one hundred and twenty (120) days.

10. This Guarantee shall be governed by and construed in all respects in accordance with the laws of the State of New Jersey without regard to any conflict of law principles.  With respect to any action, lawsuit or other legal proceeding concerning any dispute arising under or related to this Guarantee, Guarantor hereby irrevocably consents to the jurisdiction of the courts located in the State of New Jersey and irrevocably waives any defense of improper venue, forum nonconveniens or lack of personal jurisdiction in any such action, lawsuit or other legal proceeding brought in any court located in the State of New Jersey.  Nothing contained herein shall affect the rights of Lender to commence an action, lawsuit or other legal proceeding against Guarantor in any other jurisdiction.

11. Notwithstanding anything to the contrary herein, the terms and provisions of this Guarantee and the obligations of Guarantor hereunder shall terminate and be of no further force and effect, but solely with respect to clauses (a) through (d), inclusive and clauses (f) through (i), inclusive in the definition of “Recourse Obligations” herein, at such time as the conditions in the section of the Lien Instrument entitled “Defeasance” have been satisfied.  For the avoidance of doubt, in such instance, this Guarantee (and the obligations of Guarantor hereunder) shall not terminate and shall continue in force and effect (a) with respect to clauses (e) and (j) in the definition of “Recourse Obligations” herein, and (b) following the occurrence of a Triggering Event, with respect to Guarantor’s obligation to pay the Note and all amounts at any time owed to Lender under the other Loan Documents, and the performance of all terms, covenants and conditions in the Loan Documents.

12. If any provision contained in this Guarantee is in conflict with, or inconsistent with, any provision in the Commitment, the provision in this Guarantee shall govern and control.

(Remainder of page intentionally left blank)

Executed as of the 28th day of October, 2008.

MACK-CALI REALTY, L.P.,
a Delaware limited partnership

By:	Mack-Cali Realty Corporation,
a Maryland corporation, its general partner

By: /s/ Barry Lefkowitz
Name: Barry Lefkowitz
Title: Executive Vice President and Chief Financial Officer

Mailing Addresses:

Mack-Cali Realty, L.P.
343 Thornall Street
Edison, New Jersey 08837-2206
Attn: Mitchell E. Hersh, President & Chief Executive Officer

      With a copy to the Attention of Roger W. Thomas, Esq., Executive Vice President & General Counsel, at the same address